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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
              Pursuant to Section 13 or 15(d) of the Securities and
                              Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 18, 2002
                                                         ----------------

                             HelpMate Robotics Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)

CONNECTICUT                             1-14160              06-1110906
-----------                             -------              ----------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
of incorporation or organization)                            Identification No.)

         22 Shelter Rock Lane
         Danbury, Connecticut                                06810
         --------------------                                -----
         (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (203) 798-8988
                                                    --------------


ITEM 5. OTHER EVENTS

On January 18, 2002, HelpMate Robotics Inc. (the "Company") announced that it would be making a cash distribution to the Company's stockholders of record (the "Record Stockholders") as of January 29, 2002 (the "Record Date") in the amount of 6.3 cents ($0.063) per share of Common Stock (the "Distribution"). The aggregate amount of the Distribution will be approximately $1,258,000. The Distribution will be made to the Record Stockholders on February 11, 2002 or as soon as reasonably practical thereafter (the "Payment Date").

Since the 1999 sale of substantially all of the Company's assets to Pyxis Corporation ("Pyxis"), $1,250,000 of the Pyxis purchase price had been held in escrow in order satisfy potential indemnification claims and agreed-to reimbursement obligations under the asset purchase agreement between Pyxis and the Company. After satisfaction of the agreed to obligations, approximately $1,338,000, representing the full balance of the escrow with interest, was paid out to the Company (the "Pyxis Escrow Payout"). The Company will retain approximately $80,000 of the Pyxis Escrow Payout for working capital. The Distribution represents a distribution to the Company's stockholders of the balance of the Pyxis Escrow Payout.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned , thereunto duly authorized.

Helpmate Robotics Inc.
----------------------
(Registrant)


/s/ Joseph  F. Engelberger
--------------------------
Joseph F. Engelberger
Chairman and Chief Executive Officer

















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